SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is dated **June 20, 2008** and is by and between **AQUENT LLC**, a limited liability corporation ("Secured Party") having an address at 711 Boylston St Boston, MA 02116-2616, and **Marmion Industries Corporation, Marmion Investments, Inc d/b/a Marmion Air Service, Federal ID # 83-0397169**, a **Texas** Corporation having an address at **9103 Emmott Rd. Bldg 6-A Houston, TX 77040** (the "Merchant")

W I T N E S S E T H:

A. Concurrently herewith, Secured Party has agreed to provide to Debtor accounts receivable financing and other financing accommodations through the purchase of Debtor's selected accounts receivable (the "Program") pursuant to a Merchant Services Agreement dated **June 20, 2008** by and among Secured Party and Debtor, (the "Merchant Services Agreement")

B. Debtor has requested Secured Party to make certain loans (the "Loans") to Debtor in order to secure and fund Debtor's obligation to repurchase accounts receivable pursuant to and in accordance with the Merchant Services Agreement, and Secured Party has agreed to do so, all in accordance with the terms and conditions of a Line of Credit Agreement between Secured Party and Debtor.

C. The Loans are evidenced by a promissory note (the "Note") dated the date hereof from Debtor to Secured Party.

D. In order to induce Secured Party to accept the Note and make the Loans as aforesaid, and as security for the payment in full of all of the Obligations (as hereinafter defined), Secured Party has required, among other things, that Debtor grant to Secured Party a security interest in and to Debtor's assets, all on the terms and conditions hereinafter set forth

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1. Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether is currently contemplated by Debtor and Secured Party, whether any documents evidencing it refer to this Security Agreement whether it arises with or without any documents (e g , obligations to Secured Party created by checking overdrafts), and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several; all such debts, liabilities, and obligations being herein collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in the following property (herein called the "Collateral"):

(a) INVENTORY

☑ All inventory of Debtor, whether now owned or hereafter acquired and wherever located;

(b) EQUIPMENT, FARM PRODUCTS, AND CONSUMER GOODS

☑ All equipment of Debtor, whether now owned or hereafter acquired including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, parts and tools, and the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor's equipment);

☑ All farm products of Debtor, whether now owned or hereafter acquired, including but not limited to: (i) all poultry and livestock and their young, products thereof and produce thereof; (ii) all crops, whether annual or perennial, and the products thereof; and (iii) all feed, seed, fertilizer, medicines, and other supplies used or produced by Debtor in farming operations; and (iv) any crop insurance payments and any government farm support payments, including any diversion or deficiency payments. The real estate concerned with the above described crops growing or to be grown is:
and the name of the record owner is:

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☐ the following goods or types of goods:

(c) ACCOUNTS AND OTHER RIGHTS TO PAYMENT:

☑ Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel papers, accounts, loans, and obligations receivable and tax refunds;

☐ Other:

(d) GENERAL INTANGIBLES:

☑ All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, and the right to use Debtor's name; and

together with all substitutions and replacements for and products of any of the foregoing property not constituting consumer goods and together with proceeds of any and all of the foregoing property, and, in the case of all tangible collateral, together with all accessions and, except in the case of consumer goods, together with: (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

2. **Representations, Warranties, and Agreements.** Debtor represents, warrants, and agrees that:

(a) Debtor is a corporation and, if Debtor is an individual, the Debtor's residence is at the address of Debtor shown at the beginning of this Agreement.

(b) The Collateral will be used primarily for business purposes.

(c) ☐ If any part or all of the tangible Collateral will become so related to particular real estate as to become a fixture, the real estate concerned is:

and the name of record owner is:

(d) Debtor's chief executive office is located at ______________________________ or, if left blank, at the address of Debtor shown at the beginning of this Agreement.

(e) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens, and encumbrances, except for the Security Interest granted to Secured Party hereunder, and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default and the revocation by Secured Party of Debtor's right to do so, Debtor may sell any inventory constituting Collateral to buyers in the ordinary course of business and use and consume any farm products constituting Collateral in Debtor's farming operation. If Debtor is a corporation, this Agreement has been duly and validly authorized by all necessary corporate action, and, if Debtor is a partnership, the partner(s) executing this Agreement has (have) authority to act for the partnership.

(f) Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(g) Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor shall neither agree to any material modification or amendment nor agree to any cancellation of any such obligation without Secured Party's prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(h) Debtor shall: (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and shall, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interest liens and encumbrances except the Security Interest; (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to discuss with account debtors and other obligor requests for verifications of amounts owed to Debtor; (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral; (vii) if Secured Party at any time so requests (whether the request is made before of after the occurrence of an Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor; (viii) at all times keep all tangible Collateral insured against rids of fire (including so-called extended coverage), theft: collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest; (ix) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (x) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation. continuance, protection, defense, or enforcement of this Agreement of any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (xi) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or endorse the Security Interest and Secured Party's rights under this Agreement; (xii) not use or keep any Collateral, or permit it to be used or kept, for unlawful purpose or in violation of any federal, state or local law, statute or ordinance; (xiii) permit Secured Party at any time and from time to time to send requests (both before and after the occurrence of an Event of Default) to account debtors or other obligor for verification of amounts owed to Debtor; and (xiv) not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held of thereafter acquired by any mortgagee of such real property of the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 2(h) and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or. in the case of agreements contained in clauses (viii) and (ix) of this Section 2(h), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the

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performance of obligations under contracts or agreements with account debtors of other obligor, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs. transportation or insurance) and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2

3. **Assignment of Insurance.** Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing, payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy

4. **Events of Default.** Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment, summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of and property of the Debtor or any indebtedness owing to Debtor; (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); or (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership, or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business; or (v) Secured Party shall in good faith believe that the prospect of due and punctual payment of any or all of the Obligations is impaired

5. **Remedies upon Event of Default.** Upon the occurrence of an Event of Default under Section 4 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least 10 calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 4(iv) (B), all Obligations shall be immediately due and payable without demand or notice thereof. Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of Debtor that Secured Party deems necessary or appropriate to the disposition of any collateral

6. **Other Personal Property.** Unless at the time Secured Party takes possession of any tangible Collateral or within seven days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

7. **Miscellaneous.** Debtor agrees that each provision whose box is checked is part of this Agreement This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled it Secured Party exercised reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effects as the original for all purposes of a financing statement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of New York. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provision or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term 'Debtor' shall refer to each of them separately and to both or all of them jointly, all such persons shall be bound both severally and jointly with the other(s), and the Obligations shall include debts, liabilities and obligations owed to Secured Party by any Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date set forth above.

SECURED PARTY:

AQUENT LLC

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By: ______________________

Name: Mark L Keck
Title: President AFS

DEBTOR:

MARMION INDUSTRIES CORPORATION
MARMION INVESTMENTS, INC.
d/b/a MARMION AIR SERVICE

By: ______________________

Name: Wilbert H. Marmion III
Title: President

State of: TX
County of: Harris
Wilbert H. Marmion III, President of **Marmion Industries Corporation, Marmion Investments, Inc d/b/a Marmion Air Service** did personally appear before me on this 27 th day of June 2008
Notary Public: Junny K Parrales

JUNNY KARINA PARRALES
Notary Public, State of Texas
My Commission Expires
September 18, 2011

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